EXHIBIT 10.10.BN

SECURITY AGREEMENT

This Security Agreement (the “Agreement”) is entered into as of this 20th day of May, 2004 by and between the Anthony M. Frank Keogh Plan UTA Charles Schwab & Co., Inc. as the secured party hereunder, ELECTROPURE, INC., a California corporation, and its subsidiary, MICRO IMAGING TECHNOLOGY, a Nevada corporation (collectively referred to herein as “ELTP”), as the company granting the security interest hereunder, with reference to the following facts:

A.                                   On the dates indicated below, Secured Party has made various loans to ELTP in the amounts listed below.  For each such loan, the parties have entered into 8% Term Notes upon terms and conditions set forth in each respective Term Note (collectively, the “Notes”).

THE NOTES:

ORIGINAL LOAN DATE	ORIGINAL LOAN AMOUNT		ORIGINAL MATURITY DATE	AMENDED MATURITY DATE	PRINCIPAL AND INTEREST DUE AS AT 04/30/04
01/17/01	600,000		01/17/04	01/17/06	604,000
12/02/02	50,000		12/02/03	12/02/04	55,333
12/18/02	100,000	*	12/18/03	12/18/04	6,094
01/09/03	100,000	*	01/09/04	01/09/05	5,582
01/23/03	100,000		01/23/04	01/23/05	110,000
02/23/03	100,000		02/23/04	02/23/05	109,333
11/04/03	100,000		11/04/04	N/A	103,333
	950,000				993,675

B.                                     Electropure, Inc. is the parent company and majority owner of Micro Imaging Technology, the owner of record of the Collateral (as defined below).

C.                                     In order to induce Secured Party to extend the payment dates for the Notes, ELTP desires to grant to Secured Party a security interest in the Collateral upon the terms and subject to the conditions hereinafter provided.

Now, therefore, in consideration of the foregoing recitals of facts and the mutual agreements set forth below, the parties hereto agree as follows:

SECTION 1  -  DEFINITIONS

1.1                                 “Collateral” means all of that property identified on Exhibit “A” attached hereto and all proceeds arising out of the sale, lease, license, exchange, collection or other disposition thereof.

1.2                                 “Secured Party Indebtedness” means all indebtedness and obligations of ELTP to the Secured Party described or referred to in Section 3.

1.3                                 “Security Interest” means that security interest in the Collateral granted to the Secured Party pursuant to Section 2.

SECTION 2 – GRANT OF SECURITY INTEREST

To secure the payment of all Secured Party Indebtedness and the due and punctual performance by ELTP of all the obligations described in Section 3, ELTP hereby creates, grants and assigns to the Secured Party a continuing security interest in and to all the Collateral.

SECTION 3 – OBLIGATIONS SECURED

3.1                                 The performance and payment of the Notes.

3.2                                 Payment of all amounts spent by the Secured Party to preserve or to protect the Collateral, including, but not limited to, taxes, maintenance fees and reasonable attorneys’ fees.

SECTION 4 – COLLATERAL COVENANTS

ELTP hereby represents and warrants to, and agrees with, the Secured Party, that:

4.1                                 It will properly maintain and care for the Collateral, including the payment of any maintenance fee required to continue in force any of the Collateral, and defend the Collateral against any adverse lien, charge, encumbrance, claim or demand;

4.2                                 It will notify the Secured Party in writing prior to any change in its business office or the office or offices where books and records concerning the Collateral are kept;

4.3                                 Except for the security interest granted above and security interests granted concurrently herewith by separate agreement to (a) Anthony M. Frank, an individual, and (b) the Anthony M. Frank Defined Benefit Pension Plan, UA DTD 12/01/98, FBO Shirley M. Pegg, ELTP has not granted and will not grant any security interest in any of the Collateral to any person with a preference over the security interest granted hereby to the Secured Party, it has not executed and will not execute any security agreement or financing statement or other documents which can be filed with the U.S. Patent and Trademark Office and other foreign patent offices covering any Collateral and the Secured Party will have, so long as any Secured Party Indebtedness remains unpaid, a first priority, perfected security interest in all of the Collateral, concurrent with the first priority, perfected security interests granted to Anthony M. Frank as an individual and as Trustee of the above-described Pension Plan;

4.4                                 It will not sell, contract for sale or otherwise dispose of any of the Collateral;

4.5                                 It will notify the Secured Party of any event which adversely affects the value of the Collateral as a whole, the ability of it or the Secured Party to dispose of the Collateral, or the rights and remedies of the Secured Party in relation thereto, including, but not limited to, the levy of any legal process against the Collateral or any portion thereof, whether governmental or otherwise;

4.6                                 It will execute and deliver to the Secured Party all documents and instruments necessary or advisable, in the opinion of the Secured Party, to perfect and maintain the Security Interest in favor of the Secured Party in and to all Collateral, including, but not limited to, delivery to Secured Party of financing statements and other documents which can be filed in the U.S. Patent and Trademark Office and other foreign patent offices and amendments thereto pursuant to the Uniform Commercial Code, the United States Code or any other applicable law, all in form and substance acceptable to the Secured Party; and the Secured Party may file in the appropriate public office any such document or instrument; and

4.7                                 It will pay when due or prior to delinquency, as the case may be, all debts relating to or affecting the Collateral and all taxes, charges, encumbrances and assessments against the Collateral, and upon the failure of ELTP to make such payments, the Secured Party, at its option, may pay any of them and shall be the judge of the legality or validity thereof and the amount necessary to discharge the same.  Any amounts so paid by the Secured Party shall be immediately due and payable by ELTP to the Secured Party and shall become a part of the Secured Party Indebtedness secured hereunder.

SECTION 5 – EVENTS OF DEFAULT

An “Event of Default” as used in this Agreement shall mean any of the following events:

A.                                   The failure by ELTP to pay the Secured Party Indebtedness or any portion thereof when the same is due or to perform any covenant, agreement or duty relating to the Secured Party Indebtedness;

B.                                     Any representation or warranty of ELTP in any agreement or document relating to the Secured Party Indebtedness shall prove to have been false or misleading in any material respect when made or when deemed to have been made;

C.                                     Secured Party shall fail to have a valid and enforceable first priority perfected security interest in any Collateral, except where such failure results from Secured Party’s action or failure to act with respect to the filing of financing statements;

D.                                    A judgment or judgments shall be entered against ELTP in the aggregate amount of Fifty Thousand Dollars ($50,000) or more on a claim or claims not substantially covered by insurance other than such judgments that are being contested in good faith and as to which, in Secured Party’s reasonable judgment, an adequate reserve has been provided on financial statements;

E.                                      ELTP shall file any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of debtors;

F.                                      An involuntary petition shall be filed under any bankruptcy statute against ELTP or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) shall be appointed to take possession, custody, or control of the properties of ELTP, unless such petition or appointment is set aside or withdrawn or ceases to be in effect within sixty (60) days from the date of said filing or appointment;

G.                                     ELTP shall fail to fund the prompt and timely payment and maintenance fee to maintain the Collateral in force; or

H.                                    A “Change of Control” (as defined in Section 8 hereof) of ELTP shall have occurred.

SECTION 6 – REMEDIES ON DEFAULT

Notwithstanding any provision to the contrary in any of the Notes, upon the occurrence of any Event of Default hereunder, the Secured Party shall notify ELTP in writing of the nature and extent of such default and of the period of time, which shall be not less than thirty (30) days, during which ELTP will be expected to remedy such default or defaults; provided, of course, that a remedy is available.  If, at the expiration of the period specified in such notice, such default or defaults have not been substantially remedied, Secured Party shall be entitled to:

6.1                                 Enforce the Security Interest pursuant to the applicable Uniform Commercial Code, the United States Code, or any other applicable law, and for purposes hereof ten (10) days notice shall be deemed to be reasonable notice of any intent to sell the Collateral at public or private sale;

6.2                                 Require ELTP to assemble the Collateral and the records pertaining thereto and make them available to the Secured Party at a place designated by the Secured Party;

6.3                                 To the fullest extent permitted by law, enter any premises of ELTP and take possession of the Collateral and of the records pertaining to the Collateral;

6.4                                 Grant extensions, compromise claims and settle accounts for less than the face value thereof in good faith and in a commercially reasonable manner, all without prior notice to ELTP;

6.5                                 Use, in connection with any assembly or disposition of the Collateral, any trademark, trade name, trade style, copyright, patent right or technical process used or utilized by ELTP, including “Micro Imaging Technology” and “MIT;”

6.6                                 Take such measures as the Secured Party shall deem necessary or advisable to preserve, process, develop, maintain, protect, care for or insure the Collateral or any portion thereof, and ELTP hereby irrevocably constitutes and appoints the Secured Party as its attorney-in-fact to perform all acts and things in connection therewith;

6.7                                 Cause the Collateral to be transferred to the Secured Party’s name or to the name of its nominee;

6.8                                 Exercise as to the Collateral all the rights, powers and remedies of any owner necessary to the exercise of its rights under this Agreement; and

6.9                                 In addition to being entitled to proceed to exercise with respect to the Collateral all of the rights and remedies available to a secured party upon default under the applicable Uniform Commercial Code, the United States Code or applicable law, the Secured Party shall have those other rights and remedies provided herein and such other rights and remedies as may be provided by law.

Each purchase at any sale of the Collateral shall hold such Collateral absolutely free from any claim or right on the part of ELTP.  To the full extent permitted by law, ELTP hereby waives (i) all rights of redemption, stay or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted and (ii) any right which it may have to demand a hearing or other judicial or administrative proceeding prior to the enforcement of the Secured Party of any of its rights and remedies hereunder.  Any public or private sale of the Collateral or any portion thereof shall be held at such time or times within ordinary business hours and at such place or places as the Secured Party may fix in the notice of sale, and at any such sale the Collateral, or the portion thereof to be sold, may be sold in one block, as an entirety or separately, as the Secured Party may determine.  Any sale may be conducted by an auctioneer or by an officer, attorney or agent of the Secured Party.  The Secured Party may be a purchaser at any public or private sale.  The Secured Party shall not be obligated to make any sale of the Collateral or any portion thereof if it determines not to do so, regardless of the fact that notice of sale of the Collateral may have been given.  The Secured Party may, without notice or publication, adjourn a public or private sale of the Collateral or cause the same to be adjourned from time to time by announcement, at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

SECTION 7 – APPLICATION OF THE PROCEEDS

All proceeds of any sale of the Collateral by the Secured Party pursuant to Section 6 shall be applied as follows:

First:                                                              to the payment of all fees and expenses incurred by the Secured Party in connection with any such sale including, but not limited to, all court costs and fees of counsel to the Secured Party in connection therewith;

Second:                                                    to the payment of any amounts owing to the Secured Party on the Secured Party Indebtedness; and

Third:                                                              to ELTP.

SECTION 8 – CHANGE IN CONTROL

For purposes of this Agreement, a Change in Control of ELTP shall be deemed to have occurred if:

A.                                   there shall be consummated:

(1)                                  any consolidation or merger of ELTP in which ELTP is not the continuing or surviving corporation or pursuant to which shares of ELTP’s Common Stock would be converted into cash, securities or other property, other than a merger of ELTP in which the holders of ELTP Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or

(2)                                  any sale, lease, exchange or other transfer (in one transaction or a series or related transactions) of all, or substantially all, of the assets of ELTP, or

B.                                     the stockholders of ELTP approved any plan or proposal for the liquidation or dissolution of ELTP, or

C.                                     any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) other than Anthony M. Frank, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of twenty percent (20%) or more of ELTP’s outstanding Common Stock (except upon the conversion of Class B Common Stock into Common Stock), or

D.                                    during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by ELTP’s stockholders, or each new director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period.

SECTION 9 – MISCELLANEIOUS PROVISIONS

9.1                                 All advances, charges, costs and expenses, including reasonable attorneys’ fees, incurred or paid by the Secured Party in exercising any right, power or remedy conferred by this Agreement or in the enforcement hereof, shall become a part of the Secured Party Indebtedness secured hereunder and shall be paid to the Secured Party by ELTP immediately and without demand, with interest thereon at the rate provided in the Notes.

9.2                                 Certain Waivers.     ELTP, to the extent permitted by law, waives any right to require the Secured Party to (a) proceed again person, (b) proceed again or exhaust the Collateral, or (c) pursue any other remedy in the Secured Party’s power, and waives  any defense arising by reason of any disability or any other defense of ELTP, or any other person, or by reason of the cessation from any cause whatsoever of the liability of ELTP or any other person.  Until such times as full payment is made to the Secured Party of all Secured Party Indebtedness and full performance of all obligations relating to the Secured Party Indebtedness, ELTP shall have no right of subrogation and waives any right to enforce any remedy which the Secured Party now has or may hereafter have against any other person and waives any benefit of and any right to participate in the Collateral now or hereafter held by the Secured Party.  ELTP authorizes the Secured Party, without notice or demand and without affecting ELTP’s liability hereunder or on the Secured Party Indebtedness, from time to time to: (1) renew, extend, accelerate or otherwise change the time for payment or, or otherwise change the terms of, the Secured Party Indebtedness or any part thereof, including, without limitation, to increase or decrease the rate of interest thereon; (2) take and hold security, other than the Collateral herein described or any part thereof or any such other security; and (3) release or substitute any guarantors of the Secured Party Indebtedness or any part thereof, or any other parties thereto.

9.3                                 Amendments, Waivers and Consents.     No amendment to, modification or waiver of, or consent with respect to, any provision of this Agreement shall be effective unless the same shall be in writing and signed by the party against whom enforcement of the amendment, modification, waiver or consent is sought.

9.4                                 Notices.     All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed by first class mail, postage prepaid, to the address set forth below, or to such other address as any party may specify in writing to all other parties:

If to the Secured Party, to:

Anthony M. Frank, Trustee

Anthony M. Frank Keogh Plan UTA Charles Schwab & Co.

101 Montgomery Street

San Francisco, CA  94104

With a copy to:

Anthony M. Frank

320 Meadowood Court

Pleasant Hill, CA  94523

If to Electropure, to:

Floyd H. Panning,

23456 South Pointe Drive

Laguna Hills, CA  92653

9.5                                 Applicable Law.     This Agreement shall be construed and enforced in accordance with the laws of the State of California, except to the extent the security interest in the Collateral is governed by United States law or the law of any other jurisdiction.

9.6                                 Section Headings.     The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of the Agreement.

9.7                                 Successors and Assigns.     This Agreement shall be binding upon ELTP and its permitted successors and assigns.

9.8                                 Survival.     All covenants, agreements, representations and warranties made by ELTP herein shall survive the execution and delivery of this Agreement and such covenants, agreements, representations and warranties shall continue in full force and effect until all Secured Party Indebtedness is paid and performed in full.

9.9.                              Severability.     In case any one or more provision or portions hereof should be determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

9.10.                        Attorney’s Fees.     In the event of any dispute regarding the obligations or the respective rights and interests of the parties hereunder, the prevailing party shall recover, upon demand, from the other party, all reasonable fees, costs and expenses (including, without limitation, such fees, costs and expenses of litigation and appeals) incurred by such prevailing party in enforcing any provision hereof, whether or not litigation has commenced with respect thereto and without regard to any schedule or the determination by a court as to the fees, costs and expenses of such enforcement.

9.11.                        Complete Agreement.     The foregoing constitutes the full and complete agreement between the parties with respect to the subject matter hereof, or contemplated hereby, and there are no other oral or written agreements in relation to the subject matter hereof.

9.12.                        Waivers and Consents.     To the fullest extent permitted by law, the Secured Party reserves the right in the exercise of its discretion to refuse to (a) waive any of its rights hereunder or (b) consent to the taking of any action (or to failure to take any action) on the part of ELTP which, if taken (or upon the failure to so act), will result with or without giving notice, the passage of time or both in the occurrence of an Event of Default under this Agreement.  Where any of the provisions of this Agreement provide that any matter, document, instrument, item or thing is subject to the discretion, consent, satisfaction, waiver, approval or determination of the Secured Party, then (unless expressly otherwise provided herein), such discretion, consent, satisfaction, waiver, approval or determination may be exercised, and or withheld by the Secured Party in the exercise of its reasonable good faith discretion.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement on the date first above written.

ANTHONY M. FRANK KEOGH PLAN
UTA CHARLES SCHWAB & CO., INC.

By	/S/ ANTHONY M. FRANK
ANTHONY M. FRANK, TRUSTEE

ELECTROPURE, INC.

By	/S/ FLOYD H. PANNING
FLOYD H. PANNING
PRESIDENT

MICRO IMAGING TECHNOLOGY

By	/S/ FLOYD H. PANNING
FLOYD H. PANNING
PRESIDENT

EXHIBIT “A”

DESCRIPTION OF THE COLLATERAL

All rights, title and interest of Electropure, Inc. and its Nevada subsidiary, Micro Imaging Technology, including any and all agreements (whether purchase, royalty, license or otherwise), relating to the ownership of all Patents, trademarks and other intellectual property rights, including without limitation:  (a) United States Patent No. 6,421,121 B1, issued July 16, 2002 (b) United States Patent No. 6,639,672 B2, issued October 28, 2003, (c) any and all patents (foreign or domestic) obtained as they relate to the “Method and Apparatus for Rapid Particle Identification Utilizing Scattered Light Histograms” while the Notes are outstanding and unpaid (collectively, the “Collateral”).